Exhibit 99.1

Navistar International Corporation 2701 Navistar Dr. Lisle, IL 60532 USA P: 331-332-5000 W: navistar.com

Media contact:	Darwin Minnis, Darwin.Minnis@Navistar.com, 331-332-5243
Investor contact:	Marty Ketelaar, Marty.Ketelaar@Navistar.com, 331-332-2706
Web site:	www.Navistar.com/newsroom

NAVISTAR REPORTS FOURTH QUARTER AND FULL-YEAR 2020 RESULTS

•

Reports fourth quarter net loss of $236 million, or $2.36 per diluted share, which reflects $297 million of tax-affected significant items; adjusted net income of $61 million on revenues of $2.1 billion

•	Reports a full-year net loss of $347 million, or $3.48 per diluted share, and adjusted net income of $10 million on revenues of $7.5 billion

•	Generates adjusted EBITDA of $169 million in the fourth quarter and $420 million in full-year 2020

•	Ends the fiscal year with $1.8 billion in consolidated cash and cash equivalents

•	Announced definitive merger agreement with TRATON SE

LISLE, Ill. — December 17, 2020 — Navistar International Corporation (NYSE: NAV) today announced a fourth quarter 2020 net loss of $236 million, or $2.36 per diluted share, compared to fourth quarter 2019 net income of $102 million, or $1.02 per diluted share. Navistar reported a net loss of $347 million, or $3.48 per diluted share for fiscal year 2020, versus net income of $221 million, or $2.22 per diluted share, for fiscal year 2019.

Revenues in the quarter were $2.1 billion versus $2.8 billion a year ago. Fourth quarter 2020 Core (Class 6-8 trucks and buses in the United States and Canada) charge outs were 13,200 versus 20,200 in fourth quarter 2019. Revenue for fiscal year 2020 was $7.5 billion versus $11.25 billion in 2019. Fiscal 2020 Core charge outs were 50,400 versus 87,200 in fiscal 2019. The decrease in revenue and charge outs was primarily driven by the impact of COVID-19 on the trucking industry.

Fourth quarter 2020 results were impacted by $297 million of tax-affected significant items. Included in this amount is a $289 million accrual related to a profit sharing dispute, a $58 million settlement with the Department of Justice related to Navistar Defense and a $14 million charge related to pre-existing warranties.

Adjusted net income for the fourth quarter was $61 million versus $114 million in the fourth quarter of last year. Adjusted net income for fiscal year 2020 was $10 million versus $423 million in 2019.

Fourth quarter 2020 adjusted EBITDA was $169 million versus $219 million one year ago. Fiscal year 2020 adjusted EBITDA was $420 million versus $882 million in 2019.

Navistar finished fourth quarter 2020 with $1.8 billion in consolidated cash and cash equivalents.

“While our results were affected by the pandemic and the impact of certain legal matters, we have experienced consistent sequential improvement in our business since April, which reflects broader improvement in the economy and trucking industry as well as our business performance from the implementation of our Navistar 4.0 strategy,” said Persio Lisboa, chief executive officer. “I believe that the actions and investments we have made in the business during 2020 position us to emerge from the pandemic a much stronger company.”

The company continued to make progress on Navistar 4.0, its multi-year strategic plan. Navistar 4.0 is focused on achieving sustained success through putting the customer at the core of the company’s decision-making process, while increasing the company’s EBITDA margins by four percentage points by 2025. The company launched a new version of its International HX Series severe service truck, the first new product developed under Project Compass. Navistar also continued to make progress on emerging technologies, announcing that it will deliver a full electrification solution, including charging, route planning and infrastructure, to a school bus customer in British Columbia. The company also conducted a successful West Coast tour of its electric school bus.

In connectivity, Navistar launched Intelligent Fleet Care, the industry’s most comprehensive standard suite of connected vehicle solutions, which is standard for Navistar’s new on-highway vehicles. In addition to its Gateway Integrations partnerships now in place with seven leading telematics providers that enable customers to avoid hardware installation costs by using Navistar’s own factory-installed device, Intelligent Fleet Care adds additional solutions driven by vehicle performance and telematics data.

Navistar continues to make progress on capital investments that will help transform the company’s manufacturing and supply footprint, including the Huntsville, Ala., plant, where the company will produce its next generation of big-bore powertrains, and its new manufacturing facility in San Antonio, Texas.

The most significant announcement during the fourth quarter was Navistar’s planned merger with TRATON SE. The merger will accelerate Navistar’s growth, providing it with access to new technologies, products and services while taking advantage of TRATON’s global scale.

“Despite the challenges of 2020, the company pressed ahead with new steps that position Navistar well for the future, including sustained investments in our business and products and important strategic partnerships in emerging technologies,” said Lisboa. “Looking forward, our exciting opportunity with TRATON will build further on this foundation, accelerating our progress and delivering long-term, sustainable benefits for our stakeholders.”

SEGMENT REVIEW

Summary of Financial Results:

	Quarters Ended October 31,		Years Ended October 31,
(in millions, except per share data)	2020	2019	2020	2019
Sales and revenues, net	$2,065	$2,780	$7,503	$11,251
Segment Results:
Truck	$(10)	$86	$(141)	$269
Parts	129	161	448	598
Global Operations	12	(10)	—	—
Financial Services	14	30	65	123
Income (loss) from continuing operations, net of tax(A)	$(236)	$102	$(347)	$221
Net income (loss)(A)	(236)	102	(347)	221
Diluted earnings (loss) per share(A)	(2.36)	1.02	(3.48)	2.22

(A)	Amounts attributable to Navistar International Corporation.

Truck Segment – In fourth quarter 2020, the Truck segment net sales were $1.5 billion, a 30 percent decrease compared to fourth quarter last year. In fiscal year 2020, the Truck segment net sales decreased by $3.3 billion, or 38 percent, to $5.3 billion. The decrease was primarily due to lower volumes in Core markets due to the pandemic.

The Truck segment incurred a net loss of $10 million in fourth quarter 2020, compared to a profit of $86 million in fourth quarter 2019. For fiscal year 2020, the Truck segment incurred a net loss of $141 million, compared to profit of $269 million in full-year 2019. The decrease was a result of lower revenues and reflects the impact of legal settlements and the sale of Navistar Defense in 2019.

Parts Segment – For fourth quarter 2020, the Parts segment net sales were $496 million, a nine percent decrease from fourth quarter 2019. In fiscal year 2020, the Parts segment net sales decreased by $399 million, or 18 percent, to $1.85 billion. The decrease was primarily due to lower volumes in the U.S. and Canada due to the pandemic.

The Parts segments saw a fourth quarter profit of $129 million, compared to $161 million in fourth quarter 2019. In fiscal year 2020, the Parts segment profit decreased by $150 million, or 25 percent, to $448 million. The decrease was due to the impact of lower revenues.

Global Operations Segment – In fourth quarter 2020, the Global Operations segment net sales decreased six percent versus fourth quarter 2019 to $87 million. In fiscal year 2020, the Global Operations segment net sales decreased by $90 million, or 26 percent, to $253 million. The decrease was primarily driven by lower volumes in South American operations triggered by temporary production stoppages related to the pandemic as well as unfavorable foreign currency impact.

The Global Operation segment recorded a profit of $12 million in the fourth quarter of 2020 versus a loss of $10 million in fourth quarter 2019 that included a restructuring charge. In fiscal year 2020, the Global Operations segment recorded breakeven results comparable to 2019.

Financial Services Segment – In fourth quarter 2020, the Financial Services segment net revenues decreased to $47 million, a 34 percent decrease from fourth quarter 2019. In fiscal year 2020, Financial Services segment net revenues were $217 million, a 27 percent decrease versus 2019. Revenues were lower in 2020 due to lower average yields from lower interest rates and lower average finance receivables on lower volumes.

The Financial Services segment recorded a profit of $14 million in the quarter, compared to $30 million in fourth quarter 2019. The Financial Services segment recorded a profit of $65 million in fiscal year 2020, a 47 percent decrease from 2019. The decrease was due to lower revenues, partially offset by lower interest expense resulting from lower borrowing requirements and rates.

About Navistar

Navistar International Corporation (NYSE: NAV) is a holding company whose subsidiaries and affiliates produce International® brand commercial trucks, proprietary diesel engines, and IC Bus® brand school and commercial buses. An affiliate also provides truck and diesel engine service parts. Another affiliate offers financing services. Additional information is available at www.Navistar.com.

Forward-Looking Statement

Information provided and statements contained in this report that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (“Securities Act”), Section 21E of the Securities Exchange Act of 1934, as amended (“Exchange Act”), and the Private Securities Litigation Reform Act of 1995. Such forward-looking statements only speak as of the date of this report and Navistar International Corporation assumes no obligation to update the information included in this report. Such forward-looking statements include information concerning our possible or assumed future results of operations, including descriptions of our business strategy. These statements often include words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” or similar expressions. These statements are not guarantees of performance or results and they involve risks, uncertainties, and assumptions. For a further description of these factors, see the risk factors set forth in our filings with the Securities and Exchange Commission, including our annual report on Form 10-K for the fiscal year ended October 31,2020. Although we believe that these forward-looking statements are based on reasonable assumptions, there are many factors that could affect our actual financial results or results of operations and could cause actual results to differ materially from those in the forward-looking statements. All future written and oral forward-looking statements by us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to above. Except for our ongoing obligations to disclose material information as required by the federal securities laws, we do not have any obligations or intention to release publicly any revisions to any forward-looking statements to reflect events or circumstances in the future or to reflect the occurrence of unanticipated events.

Navistar International Corporation and Subsidiaries

Consolidated Statements of Operations

	Quarters Ended October 31,		Years Ended October 31,
(in millions, except per share data)	2020	2019	2020	2019
Sales and revenues
Sales of manufactured products, net	$2,025	$2,731	$7,335	$11,061
Finance revenues	40	49	168	190

Sales and revenues, net	2,065	2,780	7,503	11,251

Costs and expenses
Costs of products sold	1,680	2,272	6,221	9,245
Restructuring charges	(3)	11	2	12
Asset impairment charges	3	1	28	7
Selling, general and administrative expenses	528	208	1,021	934
Engineering and product development costs	84	77	321	319
Interest expense	69	69	268	312
Other expense, net	5	24	32	164

Total costs and expenses	2,366	2,662	7,893	10,993
Equity in income of non-consolidated affiliates	2	—	2	4

Income (loss) before income taxes	(299)	118	(388)	262
Income tax expense	69	(10)	59	(19)

Net income (loss)	(230)	108	(329)	243
Less: Net income attributable to non-controlling interests	6	6	18	22

Net income (loss) attributable to Navistar International Corporation	$(236)	$102	$(347)	$221

Net income (loss) per share attributable to Navistar International Corporate
Basic:	$(2.36)	$1.03	$(3.48)	$2.23
Diluted:	(2.36)	1.02	(3.48)	2.22

Weighted average shares outstanding:
Basic	99.8	99.4	99.7	99.3
Diluted	99.8	99.6	99.7	99.5

Navistar International Corporation and Subsidiaries

Consolidated Balance Sheets

	As of October 31,
(in millions, except per share data)	2020	2019
ASSETS
Current assets
Cash and cash equivalents	$1,843	$1,370
Restricted cash and cash equivalents	64	133
Trade and other receivables, net	273	338
Finance receivables, net	1,371	1,923
Inventories, net	763	911
Other current assets	263	277

Total current assets	4,577	4,952
Restricted cash	66	54
Trade and other receivables, net	7	10
Finance receivables, net	251	274
Investments in non-consolidated affiliates	31	31
Property and equipment, net	1,298	1,309
Operating lease right of use assets	119	—
Goodwill	38	38
Intangible assets, net	18	25
Deferred taxes, net	117	117
Other noncurrent assets	115	107

Total assets	$6,637	$6,917

LIABILITIES and STOCKHOLDERS’ DEFICIT
Liabilities
Current liabilities
Notes payable and current maturities of long-term debt	$640	$871
Accounts payable	1,278	1,341
Other current liabilities	1,453	1,363

Total current liabilities	3,371	3,575
Long-term debt	4,690	4,317
Postretirement benefits liabilities	1,705	2,103
Other noncurrent liabilities	693	645

Total liabilities	10,459	10,640
Stockholders’ deficit
Series D convertible junior preference stock	2	2
Common stock, $0.10 par value per share (103.1 shares issued and 220 shares authorized at both dates)	10	10
Additional paid-in capital	2,726	2,730
Accumulated deficit	(4,566)	(4,409)
Accumulated other comprehensive loss	(1,865)	(1,912)
Common stock held in treasury, at cost (3.5 and 3.9 shares, respectively)	(133)	(147)

Total stockholders’ deficit attributable to Navistar International Corporation	(3,826)	(3,726)
Stockholders’ equity attributable to non-controlling interests	4	3

Total stockholders’ deficit	(3,822)	(3,723)

Total liabilities and stockholders’ deficit	$6,637	$6,917

Navistar International Corporation and Subsidiaries

Condensed Consolidated Statements of Cash Flows

	For the Years Ended October 31,
(in millions)	2020	2019
Cash flows from operating activities
Net income (loss)	$(329)	$243
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	136	132
Depreciation of equipment leased to others	63	61
Deferred taxes, including change in valuation allowance	(80)	(31)
Asset impairment charges	28	7
Gain on sales of investments and businesses, net	—	(56)
Amortization of debt issuance costs and discount	14	19
Stock-based compensation	25	23
Provision for doubtful accounts, net of recoveries	16	4
Equity in income of non-consolidated affiliates, net of dividends	(2)	(2)
Write-off of debt issuance cost and discount	5	6
Other non-cash operating activities	(5)	(9)
Changes in other assets and liabilities, exclusive of the effects of businesses disposed:
Trade and other receivables	36	141
Finance receivables	490	(42)
Inventories	136	103
Accounts payable	(77)	(250)
Other assets and liabilities	18	101

Net cash provided by operating activities	474	450

Cash flows from investing activities
Purchases of marketable securities	—	—
Sales of marketable securities	—	—
Maturities of marketable securities	—	102
Capital expenditures	(148)	(134)
Purchases of equipment leased to others	(97)	(152)
Proceeds from sales of property and equipment	13	14
Investments in non-consolidated affiliates	(5)	—
Proceeds from (payments for) sales of affiliates	19	100
Other investing activities	1	2

Net cash used in investing activities	(217)	(68)

Cash flows from financing activities
Proceeds from issuance of securitized debt	389	363
Principal payments on securitized debt	(352)	(316)
Net change in secured revolving credit facilities	(255)	12
Proceeds from issuance of non-securitized debt	847	209
Principal payments on non-securitized debt	(341)	(1,044)
Net change in notes and debt outstanding under revolving credit facilities	(74)	527
Debt issuance costs	(18)	(9)
Proceeds from financed lease obligations	—	22
Proceeds from exercise of stock options	4	4
Dividends paid by subsidiaries to non-controlling interest	(17)	(24)
Other financing activities	(2)	(2)

Net cash provided by (used in) financing activities	181	(258)

Effect of exchange rate changes on cash, cash equivalents and restricted cash	(22)	(12)

Increase in cash, cash equivalents and restricted cash	416	112
Cash, cash equivalents and restricted cash at beginning of the year	1,557	1,445

Cash, cash equivalents and restricted cash at end of the year	$1,973	$1,557

Navistar International Corporation and Subsidiaries

Segment Reporting

We define segment profit (loss) as net income (loss) attributable to Navistar International Corporation, excluding income tax expense. The following tables present selected financial information for our reporting segments:

(in millions)	Truck	Parts	Global Operations	Financial Services(A)	Corporate and Eliminations	Total
Quarter Ended October 31, 2020
External sales and revenues, net	$1,440	$495	$89	$42	$(1)	$2,065
Intersegment sales and revenues	38	1	(2)	5	(42)	—

Total sales and revenues, net	$1,478	$496	$87	$47	$(43)	$2,065

Net income (loss) attributable to NIC	$(10)	$129	$12	$14	$(381)	$(236)
Income tax expense	—	—	—	—	69	69

Segment profit (loss)	$(10)	$129	$12	$14	$(450)	$(305)

Depreciation and amortization	$31	$—	$1	$17	$1	$50
Interest expense	—	—	—	14	55	69

Equity in income of non-consolidated affiliates	2	—	—	—	—	2
Capital expenditures(B)	31	2	—	—	—	33

(in millions)	Truck	Parts	Global Operations	Financial Services(A)	Corporate and Eliminations	Total
Quarter Ended October 31, 2019
External sales and revenues, net	$2,096	$546	$86	$52	$—	$2,780
Intersegment sales and revenues	9	1	7	19	(36)	—

Total sales and revenues, net	$2,105	$547	$93	$71	$(36)	$2,780

Net income (loss) attributable NIC	$86	$161	$(10)	$30	$(165)	$102
Income tax expense	—	—	—	—	(10)	(10)

Segment profit (loss)	$86	$161	$(10)	$30	$(155)	$112

Depreciation and amortization	$26	$1	$4	$16	$2	$49
Interest expense	—	—	—	22	47	69
Equity in income of non-consolidated affiliates	(1)	1	—	—	—	—
Capital expenditures(B)	32	4	—	—	8	44

(in millions)	Truck	Parts	Global Operations	Financial Services(A)	Corporate and Eliminations	Total
Year Ended October 31, 2020
External sales and revenues, net	$5,240	$1,841	$242	$177	$3	$7,503
Intersegment sales and revenues	72	5	11	40	(128)	—

Total sales and revenues, net	$5,312	$1,846	$253	$217	$(125)	$7,503

Income (loss) from continuing operations attributable to NIC, net of tax	$(141)	$448	$—	$65	$(719)	$(347)
Income tax expense	—	—	—	—	59	59

Segment profit (loss)	$(141)	$448	$—	$65	$(778)	$(406)

Depreciation and amortization	$116	$6	$6	$65	$6	$199
Interest expense	—	—	—	69	199	268
Equity in income (loss) of non-consolidated affiliates	1	1	—	—	—	2
Capital expenditures(B)	124	8	3	—	13	148

(in millions)	Truck	Parts	Global Operations	Financial Services(A)	Corporate and Eliminations	Total
Year Ended October 31, 2019
External sales and revenues, net	$8,501	$2,239	$309	$193	$9	$11,251
Intersegment sales and revenues	84	6	34	104	(228)	—

Total sales and revenues, net	$8,585	$2,245	$343	$297	$(219)	$11,251

Income (loss) from continuing operations attributable to NIC, net of tax	$269	$598	$—	$123	$(769)	$221
Income tax expense	—	—	—	—	(19)	(19)

Segment profit (loss)	$269	$598	$—	$123	$(750)	$240

Depreciation and amortization	$104	$5	$11	$64	$9	$193
Interest expense	—	—	—	105	207	312
Equity in income (loss) of non-consolidated affiliates	2	3	(1)	—	—	4
Capital expenditures(B)	101	7	2	2	22	134

(A)	Total sales and revenues in the Financial Services segment include interest revenues of $130 million and $208 million for the years ended October 31, 2020, and 2019 respectively.
(B)	Exclusive of purchases of equipment leased to others and liabilities related to capital expenditures.

(in millions)	Truck	Parts	Global Operations	Financial Services	Corporate and Eliminations	Total
Segment assets, as of:
October 31, 2020	$1,619	$663	$216	$2,191	$1,948	$6,637
October 31, 2019	1,705	688	296	2,774	1,454	6,917

SEC Regulation G Non-GAAP Reconciliation

The financial measures presented below are unaudited and not in accordance with, or an alternative for, financial measures presented in accordance with U.S. generally accepted accounting principles (“GAAP”). The non-GAAP financial information presented herein should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP and are reconciled to the most appropriate GAAP number below.

Earnings (loss) Before Interest, Income Taxes, Depreciation, and Amortization (“EBITDA”):

We define EBITDA as our consolidated net income (loss) attributable to Navistar International Corporation, net of tax, plus manufacturing interest expense, income taxes, and depreciation and amortization. We believe EBITDA provides meaningful information to the performance of our business and therefore we use it to supplement our GAAP reporting. We have chosen to provide this supplemental information to investors, analysts and other interested parties to enable them to perform additional analyses of operating results.

Adjusted EBITDA and Adjusted Net Income (loss):

We believe that adjusted EBITDA and Adjusted Net Income (loss), which excludes certain identified items that we do not consider to be part of our ongoing business, improves the comparability of year to year results, and is representative of our underlying performance. Management uses this information to assess and measure the performance of our operating segments. We have chosen to provide this supplemental information to investors, analysts and other interested parties to enable them to perform additional analyses of operating results, to illustrate the results of operations giving effect to the non-GAAP adjustments shown in the below reconciliations, and to provide an additional measure of performance.

Manufacturing Cash and Cash Equivalents:

Manufacturing cash and cash equivalents represent the Company’s consolidated cash and cash equivalents excluding cash and cash equivalents of our financial services operations. We have chosen to provide this supplemental information to investors, analysts and other interested parties to enable them to perform additional analyses of our ability to meet our operating requirements, capital expenditures, equity investments, and financial obligations.

Structural costs consist of Selling, general and administrative expenses and Engineering and product development costs.

EBITDA reconciliation:

	Quarters Ended October 31,		Years Ended October 31,
(in millions)	2020	2019	2020	2019
Net loss attributable to NIC	$(236)	$102	$(347)	$221
Plus:
Depreciation and amortization expense	53	49	199	193
Manufacturing interest expense(A)	55	47	199	207
Less:
Income tax (expense) benefit	69	(10)	59	(19)

EBITDA	$(197)	$208	$(8)	$640

(A)

Manufacturing interest expense is the net interest expense primarily generated for borrowings that support the manufacturing and corporate operations, adjusted to eliminate intercompany interest expense with our Financial Services segment. The following table reconciles Manufacturing interest expense to the consolidated interest expense.

	Quarters Ended October 31,		Years Ended October 31,
(in millions)	2020	2019	2020	2019
Interest expense	$69	$69	$268	$312
Less: Financial services interest expense	14	22	69	105

Manufacturing interest expense	$55	$47	$199	$207

Adjusted EBITDA Reconciliation:

	Quarters Ended October 31,		Years Ended October 31,
(in millions)	2020	2019	2020	2019
EBITDA (reconciled above)	$(197)	$208	$(8)	$640

Adjusted for significant items of:
Adjustments to pre-existing warranties(A)	14	(4)	40	3
Asset impairment charges(B)	3	1	28	7
Restructuring of manufacturing operations(C)	(3)	13	2	14
MaxxForce Advanced EGR engine lawsuits(D)	—	1	—	129
Legal settlement (E)	58	—	58	—
Shy profit-sharing accrual(F)	289	—	289	—
Gain (loss) on sales(G)	—	—	—	(56)
Debt refinancing charges(H)	5	—	5	6
Pension settlement(I)	—	—	7	142
Settlement gain(J)	—	—	(1)	(3)

Total adjustments	366	11	428	242

Adjusted EBITDA	$169	$219	$420	$882

Adjusted Net Income (Loss) attributable to NIC:

	Quarters Ended October 31,		Years Ended October 31,
(in millions)	2020	2019	2020	2019
Net loss attributable to NIC	$(236)	$102	$(347)	$221

Adjusted for significant items of:
Adjustments to pre-existing warranties(A)	14	(4)	40	3
Asset impairment charges(B)	3	1	28	7
Restructuring of manufacturing operations(C)	(3)	13	2	14
MaxxForce Advanced EGR engine lawsuits(D)	—	1	—	129
Legal settlement(E)	58	—	58	—
Shy profit-sharing accrual(F)	289	—	289	—
Gain on sales(G)	—	—	—	(56)
Debt refinancing charges(H)	5	—	5	6
Pension settlement(I)	—	—	7	142
Settlement gain(J)	—	—	(1)	(3)

Total adjustments	366	11	428	242
Tax effect (K)	(69)	1	(71)	(40)

Adjusted net income (loss) attributable to NIC	$61	$114	$10	$423

(A)

Adjustments to pre-existing warranties reflect changes in our estimate of warranty costs for products sold in prior periods. Such adjustments typically occur when claims experience deviates from historical and expected trends. Our warranty liability is generally affected by component failure rates, repair costs, and the timing of failures. Future events and circumstances related to these factors could materially change our estimates and require adjustments to our liability. In addition, new product launches require a greater use of judgment in developing estimates until historical experience becomes available.

(B)

During 2020, we recorded $28 million of asset impairment charges, comprised of $16 million of asset impairment charges related to certain assets under operating leases and certain other long-lived assets in our Truck segment and $12 million of asset impairment charges related to long-lived assets in our Brazil asset group in our Global Operations segment. During 2019, we recorded $7 million of asset impairment charges relating to certain assets under operating leases in our Truck segment.

(C)

During 2020, we recorded net restructuring charges of $2 million due to restructuring activity throughout the organization. During 2019, we recorded charges of $14 million primarily related to cost reduction actions recorded in Costs of product sold and Restructuring charges in our Global Operations segment.

(D)	During 2019, we recognized a net charge of $129 million related to the MaxxForce Advanced EGR engine class action settlement and related litigation in our Truck segment.
(E)	During 2020, we recorded a charge of $58 million, including $8 million of legal and other fees, related to a proposed legal settlement with the Department of Justice, related to Navistar Defense.
(F)	During 2020, we recorded a charge of $289 million related to the Shy profit-sharing accrual.
(G)

During 2019, we recognized a gain of $51 million related to the sale of a majority interest in the Navistar Defense business in our Truck segment, and a gain of $5 million related to the sale of our joint venture in China with JAC in our Global Operations segment.

(H)

During 2020 we recorded a charge of $5 million for the write-off of debt issuance costs and discounts associated with the 6.75% Tax Exempt Bonds. During 2019, we recorded a charge of $6 million for the write-off of debt issuance costs and discounts associated with the NFC Term Loan.

(I)

During 2020 and 2019, we purchased group annuity contracts for certain retired pension plan participants resulting in plan remeasurements. As a result, we recorded pension settlement charges of $7 million and $142 million, respectively, in Other expense, net in Corporate.

(J)	During 2020 and 2019, we recorded interest income of $1 million and $3 million, respectively, in Other expense, net derived from the prior year settlement of a business economic loss claim.
(K)	Tax effect is calculated by excluding the tax impact of the non-GAAP adjustments from the tax provision calculations.

Manufacturing segment cash and cash equivalents reconciliation:

	As of October 31, 2020
(in millions)	Manufacturing Operations	Financial Services Operations	Consolidated Balance Sheet
Total cash and cash equivalents	$1,749	$94	$1,843